CONTACT:
John P. Salvador
Director, Investor Relations
NTN COMMUNICATIONS, INC.
(888) 752-9686 x 1180
John.Salvador@ntn.com

               NTN COMMUNICATIONS ANNOUNCES SECOND QUARTER RESULTS

o    The  Company  narrows  consolidated  loss Q2 '03 over Q2 `02

o The Company reports 8.8% increase in second quarter revenues; six month revenues up by 16.5%

o NTN Hospitality Technologies division generates second quarter profit vs. 2002 second quarter loss; six month division net income up by 71%

o Acquisition further extends product line for NTN Hospitality Technologies division

o Media General invests $3 million into the Company and licenses additional game offering to Buzztime

o Buzztime expands interactive channel to Portland, Maine, and Williamsport, Pennsylvania

CARLSBAD, CA, AUGUST 6, 2003 -- NTN COMMUNICATIONS, INC. (AMEX: NTN), a leader in interactive communications and entertainment products for the home and for the hospitality industry, today announced results for the second quarter ended June 30, 2003. NTN will host a live webcast and conference call today to discuss the results at 11:00 am EST (see conference call details below).

Stanley Kinsey, Chairman and CEO of NTN said, "I am very pleased with our financial results for the period, which is seasonally our toughest quarter. Revenues and expenses were both improved. At the same time, we further strengthened the NTN Hospitality Technology division as the premier provider of solutions for the hospitality industry, and experienced growing interest in our Buzztime interactive television (iTV) trivia channel. I remain very bullish on both businesses."

"During the quarter, the NTN Hospitality Technologies division continued to grow and this year was profitable, compared to a loss in the same quarter last year. The recent acquisition of Breakaway International brings additional recurring revenues that will be seen starting in Q3, and puts in place the hospitality industry's strongest suite of communication and entertainment products. It increases our installed base to over 1,000 unique clients and nearly 10,000 locations world-wide. Meanwhile, our relationships with several national chains are strengthening as we are now positioned to offer broad innovative technology solutions. We see very positive promise for our Hospitality business ahead and continue to look for additional growth opportunities."

"At the same time, as our third deployed location in Williamsport, PA went active, Buzztime gained an increasing level of interest from major cable operators and remains on track toward achieving broad distribution over the coming two years. During the quarter, the cable operators of our three deployed systems continue to be pleased with player results, with Susquehanna Communications, a top-20 cable operator, publicly reiterating its findings of reduced digital churn for subscribing Buzztime consumers. Since 2001, Buzztime has achieved a number of technical milestones, including its successful launch as the first two-way game channel in the United States, and is now primarily focused on sales efforts and expanding the breadth of its game offerings."

FINANCIAL RESULTS

For the second quarter ended June 30, 2003, NTN reported a consolidated net loss of $840,000, or $(0.02) per common share, which was a $58,000 reduction from the net loss of $898,000, or $(0.02) per common share in the second quarter of 2002. The $840,000 net loss represented the combination of $108,000 in net income from NTN Hospitality Technologies and a net loss of $948,000 from Buzztime.

NTN posted an 8.8% improvement in its consolidated revenues for the quarter ended June 30, 2003, increasing to $6.70 million compared to revenues of $6.16 million for the second quarter of 2002.

NTN posted consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), a measurement not recognized under generally accepted accounting principles (GAAP), of $223,000 in the second quarter of 2003 compared to EBITDA of $444,000 in the second quarter of 2002, a decrease of $221,000. The reduction was primarily due to an increase in expenses relating to Buzztime's sales and marketing efforts to secure deployment of the Buzztime channel. This was the ninth consecutive quarter of positive EBITDA generated by NTN. A detailed schedule reconciling net income and loss to EBITDA is included in the supplemental tables below.

The NTN Hospitality Technologies division's net income of $108,000 in the second quarter of 2003 represented an increase of $192,000 over a net loss of $84,000 in the second quarter of 2002. The division posted EBITDA of $1.02 million in the second quarter of 2003 versus $1.10 million in the second quarter of 2002. Revenues for the division increased by $512,000, or 8.4%, to $6.64 million for the second quarter of 2003, compared to revenues of $6.13 million for the same period of 2002. The revenue growth was due primarily to increases in the NTN Wireless unit and site-related revenues.

Buzztime reported revenue of $58,000 in the second quarter of 2003 compared to $27,000 in the second quarter of 2002. The net loss for Buzztime was $948,000 in the second quarter of 2003, an increase of $134,000, or 16.5%, over a net loss of $814,000 in the second quarter of 2002. Over the past year, Buzztime has increased its expenses relating to selling, marketing and technical service efforts to secure deployment of the Buzztime channel.

SIX-MONTH RESULTS

Consolidated net loss for the first six months of 2003 was $1.10 million, or $(0.03) per common share, which is a $39,000 increase over the net loss of $1.06 million, or $(0.03) per common share, in the first six months of 2002. The $1.10 million loss represented the combination of $788,000 in net income from NTN Hospitality Technologies and a net loss of $1.89 million from Buzztime.

For the first six months ended June 30, 2003, consolidated revenues were $14.04 million compared to revenues of $12.06 million for the first six months of 2002, an increase of $1.98 million, or 16.5%.

NTN posted consolidated EBITDA of $1.13 million in the first six months of 2003 compared to EBITDA of $1.66 million in the first six months of 2002, a decrease of $531,000. The reduction was primarily due to an increase in expenses relating to Buzztime's sales and marketing efforts to secure deployment of the Buzztime channel.

The NTN Hospitality Technologies division's net income of $788,000 in the first six months of 2003 represented an increase of $328,000 over net income of $460,000 in the first six months of 2002. The division posted EBITDA of $2.73 million in the first six months of 2003 versus $2.83 million in the first six months of 2002. Revenues for the division increased by $2.0 million, or 16.7%, to $13.98 million for the first six months of 2003, compared to revenues of $11.97 million for the same period of 2002. The growth in revenues was primarily due to the contribution by the NTN Wireless unit.

Buzztime reported revenue of $65,000 in the first six months of 2003 compared to $83,000 in the first six months of 2002. The net loss for Buzztime was $1.89 million in the first six months of 2003, an increase of $367,000, or 24.1%, over a net loss of $1.52 million in the first six months of 2002. Over the past year, Buzztime has increased its expenses relating to sales and marketing efforts to secure deployment of the Buzztime channel.

CONFERENCE CALL

To participate in NTN's conference call, please dial the following number approximately fifteen minutes prior to the scheduled conference call time: (877) 271-4183. There is no pass code required for this call. International callers please dial (706) 643-3590. If you are unable to participate in the call at this time, a replay will be available beginning August 6, 2003 at 12:00 pm EDT through August 13, 2003 at 12:00 am EDT. To access the replay dial (800) 642-1687 and enter the conference ID number 2096762. International callers please dial (706) 645-9291. This call is also being webcast and can be accessed at NTN Communications' Investor Relations web site at WWW.NTN.COM/HOME.HTML.

ABOUT NTN COMMUNICATIONS, INC.

Based in Carlsbad, CA, NTN Communications, Inc. is the parent corporation of the NTN Hospitality Technologies division and Buzztime Entertainment, Inc., a subsidiary. The NTN Hospitality Technologies division, which focuses on the out-of-home hospitality industries, is comprised of the NTN interactive television (iTV) Network, NTN Wireless Communications, Inc., and NTN Software Solutions, Inc. The NTN iTV Network is the largest out of home interactive entertainment network in the world and provides a promotional service to our hospitality customers. Through NTN's Digital Interactive technology, the NTN iTV Network delivers entertainment and sports programming engaging more than 1.7 million players and reaching more than 6 million unique customers each month in approximately 3,600 North American hospitality locations such as Applebee's, Bennigan's, Buffalo Wild Wings, Damon's Grill, TGIFriday's, and others. NTN Wireless(TM) manufactures, sells, and repairs paging equipment to over 2,800 restaurants, as well as providing on site messaging solutions for hospitals, church and synagogue nurseries, salons, business offices and retail establishments. NTN Wireless provides wireless solutions to leading restaurants such as Darden Restaurant's Olive Garden, Logan's Roadhouse, O'Charley's, and more. NTN Software Solutions will include the gift and loyalty card program along with Vision(TM), a POS management system, and Enterprise(TM), an Internet communications management solution. Buzztime Entertainment, Inc. produces Buzztime(R), the interactive trivia channel, and live sports prediction games such as QB1(R) from its live interactive broadcast studio. Buzztime's partners include: Scientific-Atlanta, Inc., Liberate Technologies, Microsoft Corporation's MSN(R)TV and the National Football League.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS RELATING TO THE FUTURE POSITIONING OF THE NTN HOSPITALITY TECHNOLOGIES DIVISION, INTEREST IN AND DEPLOYMENT OF THE BUZZTIME CHANNEL, GROWTH IN PRODUCT LINE AND HOSPITALITY SOLUTIONS, FUTURE PRODUCT OPPORTUNITIES, AND DISTRIBUTION OF CONTENT TO OTHER INTERACTIVE PLATFORMS, WHICH ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING CHANGING ECONOMIC CONDITIONS, PRODUCT DEMAND AND MARKET ACCEPTANCE, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, AND OTHER FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING THE COMPANY'S REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002. THE COMPANY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

         FOR ADDITIONAL INFORMATION ON NTN COMMUNICATIONS AT NO CHARGE,
             PLEASE CALL 1-800-PRO-INFO AND ENTER TICKER SYMBOL NTN

                              -- TABLES TO FOLLOW -

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 THREE MONTHS ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                                   2003               2002               2003              2002
                                            ------------------- ------------------- ---------------- -----------------
Revenues:

   Hospitality Technologies revenues                $6,640,000          $6,128,000      $13,970,000       $11,967,000
   Buzztime revenues                                    58,000              27,000           65,000            83,000
   Other revenues                                        3,000               3,000            5,000             5,000
                                            ------------------- ------------------- ---------------- -----------------
   Total revenues                                    6,701,000           6,158,000       14,040,000        12,055,000
                                            ------------------- ------------------- ---------------- -----------------

Operating expenses:
   Direct operating costs (includes
   depreciation of $728,000, $842,000,
   $1,471,000 and $1,695,000 for the three
   and six month periods ended
   June 30, 2003 and 2002, respectively)             2,488,000           2,617,000        5,492,000         4,787,000
   Selling, general and administrative               4,631,000           3,985,000        8,739,000         7,394,000
   Depreciation and amortization                       257,000             381,000          579,000           778,000
   Research and development                             87,000               6,000          164,000             9,000
                                            ------------------- ------------------- ---------------- -----------------
   Total operating expenses                          7,463,000          6,989,000        14,974,000        12,968,000
                                            ------------------- ------------------- ---------------- -----------------

Operating loss                                       (762,000)           (831,000)        (934,000)         (913,000)
                                            ------------------- ------------------- ---------------- -----------------

Other income (expense):

   Interest income                                       3,000               2,000            3,000             6,000
   Interest expense                                    (74,000)           (121,000)        (167,000)         (254,000)
                                            ------------------- ------------------- ---------------- -----------------
   Total other income (expense)                        (71,000)           (119,000)        (164,000)         (248,000)
                                            ------------------- ------------------- ---------------- -----------------
Loss before minority interest and
   income taxes
                                                      (833,000)           (950,000)      (1,098,000)       (1,161,000)
Minority interest in loss of consolidated
   subsidiary                                               --              52,000           10,000            97,000
                                            ------------------- ------------------- ---------------- -----------------

Net loss before income taxes                          (833,000)           (898,000)      (1,088,000)       (1,064,000)
Provision for income taxes                               7,000                  --           15,000                --
                                            ------------------- ------------------- ---------------- -----------------

Net loss                                            $ (840,000)         $ (898,000)    $ (1,103,000)      $(1,064,000)
                                            =================== =================== ================ =================


Net loss per common share - basic and
   diluted                                            $  (0.02)           $  (0.02)         $ (0.03)          $ (0.03)
                                            =================== =================== ================ =================

Weighted average shares outstanding -
   basic and diluted                                44,756,000          39,977,000       43,413,000        39,294,000
                                            =================== =================== ================ =================
EBITDA RECONCILIATION:

Net loss                                            $ (840,000)         $ (898,000)    $ (1,103,000)      $(1,064,000)
add back:
Interest expense, net                                   71,000             119,000          164,000           248,000
Provision for income taxes                               7,000                  --           15,000                --
Depreciation and amortization                          985,000           1,223,000        2,050,000         2,473,000
                                            ------------------- ------------------- ---------------- -----------------
EBITDA                                               $ 223,000           $ 444,000      $ 1,126,000       $ 1,657,000
                                            =================== =================== ================ =================

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principals ("GAAP") nor should it be considered as an alternative to a statement of cash flows as a measure of liquidity. EBITDA is included because management believes that financial analysts, lenders, investors and other interested parties find it to be a useful tool for measuring the operating performance of companies like NTN that carry significant levels of non-cash depreciation and amortization charges in comparison to their GAAP earnings.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                  STATEMENTS OF OPERATIONS BY BUSINESS SEGMENT

For the purposes of this presentation, the Hospitality Technologies segment information includes certain "Other Revenues," which are not material.

                                                     FOR THE THREE MONTHS ENDED JUNE 30, 2003
                                            --------------------------------------------------------
                                             HOSPITALITY TECH.       BUZZTIME            TOTAL
                                            ------------------- ------------------- ----------------
Revenues                                    $        6,643,000  $           58,000  $     6,701,000
Operating expenses                                   6,457,000           1,006,000        7,463,000
                                            ------------------- ------------------- ----------------
Operating income (loss)                                186,000            (948,000)        (762,000)
Other income (expense)                                 (71,000)                 --          (71,000)
                                            ------------------- ------------------- ----------------
Income (loss) income taxes                             115,000            (948,000)        (833,000)
Provision for income taxes                               7,000                  --            7,000
                                            ------------------- ------------------- ----------------
Net income (loss)                           $          108,000  $         (948,000) $      (840,000)
                                            =================== ---================ ================

EBITDA CALCULATION:

Net income (loss)                           $          108,000  $         (948,000) $      (840,000)
   Interest expense, net                                71,000                  --           71,000
   Provision for income taxes                            7,000                  --            7,000
   Depreciation and amortization                       838,000             147,000          985,000
                                            ------------------- ------------------- ----------------
EBITDA                                      $        1,024,000  $         (801,000) $       223,000
                                            =================== =================== ================




                                                   FOR THE THREE MONTHS ENDED JUNE 30, 2002

                                            --------------------------------------------------------
                                             HOSPITALITY TECH.       BUZZTIME           TOTAL
                                            ------------------- ------------------- ----------------
Revenues                                    $        6,131,000  $           27,000  $     6,158,000
Operating expenses                                   6,096,000             893,000        6,989,000
                                            ------------------- ------------------- ----------------
Operating income (loss)                                 35,000            (866,000)        (831,000)
Other income (expense)                                (119,000)                 --         (119,000)
                                            ------------------- ------------------- ----------------
Income (loss) before minority interest and
   income taxes                                        (84,000)           (866,000)        (950,000)
Minority interest in loss of subsidiary                     --              52,000           52,000
                                            ------------------- ------------------- ----------------
Net income (loss) before income taxes                  (84,000)           (814,000)        (898,000)
Provision for income taxes                                  --                  --               --
                                            ------------------- ------------------- ----------------
Net income (loss)                           $          (84,000) $         (814,000) $      (898,000)
                                            =================== =================== ================
EBITDA CALCULATION:

Net income (loss)                           $          (84,000) $         (814,000) $      (898,000)
   Interest expense, net                               119,000                  --          119,000
   Provision for income taxes                               --                  --               --
   Depreciation and amortization                     1,067,000             156,000        1,223,000
                                            ------------------- ------------------- ----------------
EBITDA                                      $        1,102,000  $         (658,000) $       444,000
                                            =================== =================== ================

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principals ("GAAP") nor should it be considered as an alternative to a statement of cash flows as a measure of liquidity. EBITDA is included because management believes that financial analysts, lenders, investors and other interested parties find it to be a useful tool for measuring the operating performance of companies like NTN that carry significant levels of non-cash depreciation and amortization charges in comparison to their GAAP earnings.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                  STATEMENTS OF OPERATIONS BY BUSINESS SEGMENT

For the purposes of this presentation, the Hospitality Technologies segment information includes certain "Other Revenues," which are not material.

                                                      FOR THE SIX MONTHS ENDED JUNE 30, 2003

                                            --------------------------------------------------------
                                             HOSPITALITY TECH.       BUZZTIME            TOTAL
                                            ------------------- ------------------- ----------------
Revenues                                    $       13,975,000  $           65,000  $    14,040,000
Operating expenses                                  13,008,000           1,966,000       14,974,000
                                            -------------------  ------------------ ----------------
Operating income (loss)                                967,000          (1,901,000)        (934,000)
Other income (expense)                                (164,000)                 --         (164,000)
                                            ------------------- ------------------- ----------------
Income (loss) before minority interest
   and income taxes                                    803,000          (1,901,000)      (1,098,000)
Minority interest in loss of subsidiary                     --              10,000           10,000
                                            ------------------- ------------------- ----------------
Net income (loss) before income taxes                  803,000          (1,891,000)      (1,088,000)
Provision for income taxes                              15,000                  --           15,000
                                            ------------------- ------------------- ----------------
Net income (loss)                           $          788,000  $       (1,891,000) $    (1,103,000)
                                            =================== =================== ================

EBITDA CALCULATION:

Net income (loss)                           $          788,000  $       (1,891,000) $    (1,103,000)
   Interest expense, net                               164,000                  --          164,000
   Provision for income taxes                           15,000                  --           15,000
   Depreciation and amortization                     1,759,000             291,000        2,050,000
                                            ------------------- ------------------- ----------------
EBITDA                                      $        2,726,000  $       (1,600,000) $     1,126,000
                                            =================== =================== ================






                                                    FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                            --------------------------------------------------------
                                             HOSPITALITY TECH.       BUZZTIME            TOTAL
                                            ------------------- ------------------- ----------------
Revenues                                    $       11,972,000  $           83,000  $    12,055,000
Operating expenses                                  11,264,000           1,704,000       12,968,000
                                            ------------------- ------------------- ----------------
Operating income (loss)                                708,000          (1,621,000)        (913,000)
Other income (expense)                                (248,000)                 --         (248,000)
                                            ------------------- ------------------- ----------------
Income (loss) before minority interest and
   income taxes                                        460,000          (1,621,000)      (1,161,000)
Minority interest in loss of subsidiary                     --              97,000           97,000
                                            ------------------- ------------------- ----------------
Net income (loss) before income taxes                  460,000          (1,524,000)      (1,064,000)
Provision for income taxes                                  --                  --               --
                                            ------------------- ------------------- ----------------
Net income (loss)                           $          460,000  $       (1,524,000) $    (1,064,000)
                                            =================== =================== ================
EBITDA CALCULATION:

Net income (loss)                           $          460,000  $       (1,524,000) $    (1,064,000)
  Interest expense, net                                248,000                  --          248,000
  Provision for income taxes                                --                  --               --
  Depreciation and amortization                      2,118,000             355,000        2,473,000
                                            ------------------- ------------------- ----------------
EBITDA                                      $        2,826,000  $       (1,169,000) $     1,657,000
                                            =================== =================== ================

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principals ("GAAP") nor should it be considered as an alternative to a statement of cash flows as a measure of liquidity. EBITDA is included because management believes that financial analysts, lenders, investors and other interested parties find it to be a useful tool for measuring the operating performance of companies like NTN that carry significant levels of non-cash depreciation and amortization charges in comparison to their GAAP earnings.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                        June 30,        December 31,
ASSETS                                                                                  2003 (1)           2002
                                                                                    ---------------- -----------------
CURRENT ASSETS:

   Cash and cash equivalents                                                        $     3,810,000  $        577,000
   Restricted cash                                                                          271,000           102,000
   Accounts receivable - trade, net                                                       1,754,000         2,013,000
   Inventory                                                                                324,000           241,000
   Investments available-for-sale                                                           168,000           178,000
   Deposits on broadcast equipment                                                          108,000                --
   Deferred costs                                                                           407,000           492,000
   Prepaid expenses and other current assets                                                613,000           581,000
                                                                                    ---------------- -----------------
                  TOTAL CURRENT ASSETS                                                    7,455,000         4,184,000
Broadcast equipment and fixed assets, net                                                 4,291,000         5,141,000
Software development costs, net                                                             579,000           591,000
Deferred costs                                                                              349,000           370,000
Other assets                                                                              1,563,000           556,000
                                                                                    ---------------- -----------------
                  TOTAL ASSETS                                                      $    14,237,000  $     10,842,000
                                                                                    ================ =================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

   Accounts payable                                                                 $       826,000  $        657,000
   Accrued expenses                                                                       1,676,000         1,491,000
   Obligations under capital leases                                                         155,000           184,000
   Equipment note payable                                                                    13,000                --
   Revolving line of credit                                                                      --            89,000
   Deferred revenue - Hospitality Technologies                                              810,000         1,199,000
   Deferred revenue - Buzztime                                                               76,000                --
                                                                                    ---------------- -----------------
                  TOTAL CURRENT LIABILITIES                                               3,556,000         3,620,000
Obligations under capital leases, excluding current portion                                 200,000           199,000
Revolving line of credit, excluding current portion                                       1,875,000         2,250,000
8% senior convertible notes                                                                      --         1,997,000
Deferred revenue - Hospitality Technologies                                                 350,000           653,000
Equipment note payable                                                                       61,000                --
                                                                                    ---------------- -----------------
                  TOTAL LIABILITIES                                                       6,042,000         8,719,000
                                                                                                 --           643,000
                                                                                    ---------------- -----------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY
SHAREHOLDERS' EQUITY:

   Series  A 10% cumulative convertible preferred stock, $.005 par value
       5,000,000 shares authorized; 161,000 shares issued and
       outstanding at June 30, 2003 and December 31, 2002                                     1,000             1,000
   Common stock, $.005 par value, 70,000,000 shares authorized;
       43,040,000 and 39,381,000 shares issued and outstanding
       at June 30, 2003 and December 31, 2002, respectively                                 228,000           196,000
   Additional paid-in capital                                                            88,823,000        81,211,000
   Accumulated deficit                                                                  (80,182,000)      (79,079,000)
   Accumulated other comprehensive loss                                                    (649,000)         (639,000)
   Treasury stock, at cost, 49,000 and 91,000 shares at
       June 30, 2003 and December 31, 2002, respectively                                    (26,000)         (210,000)
                                                                                    ---------------- -----------------
                  TOTAL SHAREHOLDERS' EQUITY                                              8,195,000         1,480,000
                                                                                    ---------------- -----------------
                  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $    14,237,000  $     10,842,000
                                                                                    ================ =================

(1) The June 30, 2003 balance sheet does not reflect the final allocation of fair value of the Media General transaction to the acquired licensed technology. The Company is in the process of obtaining third party information to finalize the allocation which it expects to receive by the end of the third quarter.